Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lauren Dyke, lauren.dyke@ICF.com, +1.571.373.5577

Harvard School of Public Health Dean Joins ICF Board of Directors

Renowned Epidemiologist Michelle A. Williams Brings Extensive Public Health Expertise

FAIRFAX, Va., November 9, 2021 – ICF (NASDAQ: ICFI), a global consulting and digital services provider, has appointed Michelle A. Williams, dean of the Harvard T.H. Chan School of Public Health, to its board of directors effective December 1, 2021.

Williams is an internationally recognized epidemiologist, an award-winning educator and a renowned academic leader. She has managed large-scale, multidisciplinary research teams involving the collection and analysis of epidemiological data and biological specimens and has published more than 500 peer-reviewed research papers on a wide range of studies—from modifiable behavioral and environmental determinants of adverse health outcomes to genetic and genomic studies.

“We are thrilled to welcome Michelle as our newest board member,” said John Wasson, ICF chair and CEO. “Her insight, knowledge and experience in both identifying public health challenges and developing innovative plans, policies and systems to solve them strengthens our ability to serve our clients in this high-growth market for ICF.”

“I am honored to join this mission-driven team,” said Williams. “For over half a century, ICF has been using science to drive scalable, transformative change across highly interdisciplinary areas such as public health, climate, energy and more. They have an enduring commitment to solve some of the world’s most complex challenges by closing the gap between what we know and what we do. I look forward to supporting the company on its continued growth path and working together to create healthier, more resilient communities.”

“We are incredibly fortunate to have Michelle join the board,” said Srikant Datar, dean of the Harvard Business School and lead independent director of ICF’s board of directors. “Pressing problems such as climate change, COVID-19 and more cannot be solved within single disciplines. I look forward to working with Michelle, along with ICF’s full leadership team, to do what ICF does best: transcend the boundaries of conventional approaches to solve multifaceted issues that drive impact.”

Williams has been recognized with the Harvard Chan School’s Outstanding Mentor Award (2015), the White House’s Presidential Award for Excellence in Science, Mathematics, and Engineering Mentoring (2012), the University of Washington’s Brotman Award for excellence in teaching (2007) and the American Public Health Association’s Abraham Lilienfeld Award for education in epidemiology (2007).

Williams is also a member of several professional and scholarly associations, including the National Academy of Medicine, the Society for Epidemiologic Research and the American Epidemiological Society. In 2020, she was awarded the Ellis Island Medal of Honor and was recognized by PR Week as one of the top 50 health influencers of the year.

###

About ICF

ICF is a global consulting services company with approximately 7,500 full- and part-time employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; our ability to acquire and successfully integrate businesses; and the effects of the novel coronavirus disease (COVID-19) and related federal, state and local government actions and reactions on the health of our staff and that of our clients, the continuity of our and our clients’ operations, our results of operations and our outlook. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements that are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.